UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2006

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We announced that J. Murry Bowden, Founder / Chairman / Chief Executive Officer of the Hanover Company, submitted his letter of resignation to our board of trust managers effective October 31, 2006. Mr. Bowden joined the board in 2003.

His resignation letter states, “As real estate development moves towards more mixed use projects, I am confident that there will be opportunities for Weingarten and The Hanover Company to jointly develop such future projects. Therefore, to avoid any conflicts of interest, I have, with great regret, concluded that I should resign from the board at this time. I have the greatest respect for the trust managers, senior management and associates of WRI. It is an outstanding company with the highest ethical standards. This move enables our companies to work together on projects of mutual interest. I will be of much greater value to both Weingarten and my company in this capacity.”

The Hanover Company is a privately held, nationally focused, real estate development company. It develops garden, mid- rise, and high-rise apartment projects. The Hanover Company is based in Houston, Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer